   As filed with the Securities and Exchange Commission on September 23, 1999

                                                 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              DAVID'S BRIDAL, INC.
               (Exact name of company as specified in its charter)

              Florida                                  65-0214563
 (State or Other Jurisdiction of          (I.R.S. Employer Identification  No.)
 Incorporation or Organization)


  44 West Lancaster Avenue, Suite 250
        Ardmore, Pennsylvania                                  19003
(Address of principal executive offices)                    (Zip Code)

                     Stock Option and Restricted Stock Plan
                        (Formerly the Stock Option Plan)
                            (Full title of the plan)

                                 Robert D. Huth
                             Chief Executive Officer
                              David's Bridal, Inc.
                       44 West Lancaster Avenue, Suite 250
                           Ardmore, Pennsylvania 19003
                     (Name and address of agent for service)

                                 (610) 896-2111
          (Telephone number, including area code, of agent for service)



                         Copy of all communications to:
                                   Alan Singer
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                           Proposed maximum           Proposed maximum
    Title of securities            Amount to be             offering price               aggregate                 Amount of
     to be registered             registered (1)             per share (2)           offering price (2)     registration fee (2) (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value                               2,450,000                    $8.75                  $21,000,000                  $5,838
====================================================================================================================================

(1) This Registration Statement covers shares of Common Stock of David's Bridal, Inc. which may be offered or sold pursuant to the Stock Option and Restricted Stock Plan.
(2) Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of the Company's Common Stock on September 21, 1999, as reported on the Nasdaq National Market.
(3)  The registration fee of $5,838 was paid via wire transfer by the Company.
(4) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the"Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.       Incorporation of Documents by Reference.

              The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by David's Bridal, Inc. (the "Company") are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

         1. The prospectus dated May 20, 1999 filed under Rule 424(b) as part of the Company's registration statement on Form S-1 (Registration No. 333-72693);

         2. The description of the Common Stock of the Company contained in the Company's registration statement on Form 8-A filed under the Securities and Exchange Act (the "Exchange Act") on May 14, 1999; and

         3. The Quarterly Report on Form 10-Q for the period ended June 30,
1999.

              All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Independent Public Accountants

              The consolidated financial statements of the Company as of January 3, 1998 and January 2, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended January 2, 1999, incorporated by reference in this Registration Statement from the Company's registration Statement on Form S-1 (Registration No. 333-72693), together with all amendments thereto, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. Future financial statements of the Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

Item 4.       Description of Securities.

              Not Applicable

Item 5.       Interests of Named Experts and Counsel.

              Not Applicable

Item 6.       Indemnification of Directors and Officers.

              Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him or her in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

              The Company's Bylaws (the "Bylaws") provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by any of the Company's directors, officers, employees or agents, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was the Company's director, officer, employee or agent or that of the Company's parent or any of the Company's subsidiaries, or was serving at the Company's request, or at the request of the Company's parent or any of the Company's subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

              The Company's Board of Directors by resolution adopted in each specific instance may similarly indemnify any person other than one of the Company's directors or officers for liabilities incurred by him in connection with services rendered by him for or at the Company's request, or at the request of any of the Company's subsidiaries.

              These indemnification provisions shall be applicable to all actions, suits or proceedings commenced after the adoption of the Company's Bylaws, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services for or at the Company's request and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for in the Company's Bylaws shall not be deemed the exclusive rights to which any of the Company's directors, officers, employees or agents may be entitled.

              The Company's Bylaws provide that the Company may pay the expenses, including attorney's fees, incurred by any person entitled to be indemnified by the Company in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such person, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law.

              The Company may purchase and maintain insurance on behalf of any person who is or was the Company's director or officer, employee or agent, or who is or was serving at the Company's request as a director, officer, employee or agent of another corporation or other organization, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under law.

              The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties.

Item 7.       Exemption from Registration Claimed.

              Not Applicable

Item 8.       Exhibits.

              Exhibit
              Numbers                 Exhibit

                5        Opinion of Morgan, Lewis & Bockius LLP
               23.1      Consent of Arthur Andersen LLP
               23.2      Consent of Morgan, Lewis & Bockius LLP (included as
                         part of Exhibit 5.1)
               24        Power of Attorney (included as part of the signature
                         page)
               99        Amended and Restated Stock Option Plan is incorporated
                         by reference from Exhibit 10.1 to the Registrant's
                         Registration Statement on Form S-1 (File Number
                         333-72693)

Item 9.       Undertakings.

         (a)  The undersigned hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that subparagraphs (a)(1)(i) and
              (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ardmore, Pennsylvania on this 23rd day of September, 1999.

                                DAVID'S BRIDAL, INC.


                                By:   /s/  Robert D. Huth
                                      --------------------------------------
                                           Robert D. Huth
                             Title:   Chief Executive Officer and President

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Robert
D. Huth and Edward S. Wozniak, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


Name                                               Title                                 Date

 /s/ Robert D. Huth                                Chief Executive Officer and           September 23, 1999
----------------------------------------------     President (principal executive
 Robert D. Huth                                     officer) and Director

 /s/ Edward S. Wozniak                             Senior Vice President and Chief       September 23, 1999
----------------------------------------------     Financial Officer (principal
 Edward S. Wozniak                                 financial and accounting officer)


 /s/ Steven H. Erlbaum                             Chairman of the Board                 September 23, 1999
----------------------------------------------
 Steven H. Erlbaum

 /s/ Gary E. Erlbaum                               Director                              September 23, 1999
----------------------------------------------
 Gary E. Erlbaum

 /s/ Michael C. Erlbaum                            Director                              September 23, 1999
----------------------------------------------
 Michael C. Erlbaum

 /s/ Robert B. Calhoun, Jr.                        Director                              September 23, 1999
----------------------------------------------
 Robert B. Calhoun, Jr.

 /s/ Steven J. Sidewater                           Director                              September 23, 1999
----------------------------------------------
 Steven J. Sidewater

 /s/ Eugene P. Lynch                               Director                              September 23, 1999
----------------------------------------------
 Eugene P. Lynch



                                INDEX TO EXHIBITS


              Exhibit
              Numbers                 Exhibit

                5        Opinion of Morgan, Lewis & Bockius LLP

               23.1      Consent of Arthur Andersen LLP

               23.2 Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

               24 Power of Attorney (included as part of the signature page)

               99 Amended and Restated Stock Option Plan is incorporated by reference from Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (File Number 333-72693)